                            ASSET PURCHASE AGREEMENT

                                  by and among

                            OSAGE SYSTEMS GROUP, INC.
                                       and
                           OSAGE COMPUTER GROUP, INC.

                                    as Buyer,

                            LEVERAGED SOLUTIONS, INC.

                                    as Seller

                                       and

                              MICHAEL EHRENSBERGER
                                       and
                                 ROBERT CARLSON

                  the Shareholders of Leveraged Solutions, Inc.

                                 August 11, 1999

                                TABLE OF CONTENTS

ARTICLE                                                                                         Page
1.    SALE AND TRANSFER OF ASSETS                                                                1

   1.1   SALE AND PURCHASE OF THE ASSETS.                                                        1
   1.2   RESPONSIBILITY FOR LIABILITIES.                                                         2
   1.3   CONSIDERATION.                                                                          2
   1.4   ESCROW CONSIDERATION.                                                                   3
   1.5   POSSIBLE PURCHASE PRICE ADJUSTMENT.                                                     3
   1.6   ALLOCATION OF CLOSING PURCHASE PRICE.                                                   4
   1.7   INCREMENTAL TAX AMOUNT.                                                                 4
   1.8   ADJUSTMENT AMOUNT.                                                                      5


2.    CLOSING.                                                                                   6


   2.1   CLOSING DATE.                                                                           6
   2.2   CLOSING TRANSACTIONS.                                                                   6


3.    REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS                          8



   3.1   ORGANIZATION, QUALIFICATION AND STATUS.                                                 8
   3.2   CORPORATE INSTRUMENTS AND RECORDS.                                                      9
   3.3   CAPITALIZATION.                                                                         9
   3.4   OWNERSHIP OF SHARES.                                                                    9
   3.5   NO SUBSIDIARY.                                                                         10
   3.6   DUE AUTHORIZATION OF SELLER.                                                           10
   3.7   AUTHORITY OF SHAREHOLDERS.                                                             10
   3.8   NO VIOLATION.                                                                          11
   3.9   TITLE TO ASSETS.                                                                       11
   3.10     FINANCIAL STATEMENTS.                                                               11
   3.11     ABSENCE OF UNDISCLOSED AND CONTINGENT LIABILITIES.                                  12
   3.12     NO ADVERSE CHANGES.                                                                 12
   3.13     GUARANTEES.                                                                         12
   3.14     TAX MATTERS.                                                                        12
   3.15     LITIGATION.                                                                         14
   3.16     LEASED REAL PROPERTY.                                                               14
   3.17     OWNED TANGIBLE PERSONAL PROPERTY.                                                   14
   3.18     CONDITION OF BUILDINGS AND TANGIBLE PERSONAL PROPERTY.                              15
   3.19     INTENTIONALLY OMITTED.                                                              15
   3.20     MATERIAL CONTRACTS.                                                                 15
   3.21     PURCHASE COMMITMENTS AND BIDS.                                                      16
   3.22     BANKING MATTERS.                                                                    17

   3.23     LABOR AND EMPLOYMENT MATTERS.                                                       17
   3.24     TERMINATION OF BUSINESS RELATIONSHIPS.                                              18
   3.25     CUSTOMERS.                                                                          18
   3.26     PRODUCT WARRANTIES.                                                                 18
   3.27     INSURANCE.                                                                          18
   3.28     COMPLIANCE WITH LAWS.                                                               19
   3.29     LICENSES AND PERMITS.                                                               19
   3.30     NO INTEREST IN SUPPLIERS.                                                           19
   3.31     ALL BUSINESS CONDUCTED BY THE SELLER.                                               19
   3.32     ENVIRONMENTAL MATTERS.                                                              19
   3.33     INTELLECTUAL PROPERTY MATTERS.                                                      20
   3.34     INVESTMENT INTENT.                                                                  20
   3.35     LABOR MATTERS.                                                                      22
   3.36     BULK SALES COMPLIANCE AND TRANSFER TAXES.                                           22
   3.37     NO SIGNIFICANT ITEMS EXCLUDED.                                                      22
   3.38     DISCLOSURE.                                                                         22


4.    REPRESENTATIONS AND WARRANTIES OF OSAGE AND SUB                                           22



   4.1   ORGANIZATION AND QUALIFICATION.                                                        23
   4.2   CORPORATE INSTRUMENTS AND RECORDS.                                                     23
   4.3   AUTHORIZATION; VALID AND BINDING OBLIGATION.                                           23
   4.4   LITIGATION.                                                                            23
   4.5   STOCK CONSIDERATION.                                                                   24
   4.6   CAPITALIZATION.                                                                        24
   4.7   SEC REPORTS.                                                                           24
   4.8   DISCLOSURE.                                                                            25
   4.9   NO ADVERSE CHANGES.                                                                    25


5.    AGREEMENTS OF THE PARTIES                                                                 25


   5.1   ACCESS TO INFORMATION.                                                                 25
   5.2   CONFIDENTIALITY; NO SOLICITATION.                                                      25
   5.3   FILINGS.                                                                               27
   5.4   ALL REASONABLE EFFORTS.                                                                27
   5.5   PUBLIC ANNOUNCEMENTS.                                                                  27
   5.6   DOCUMENTS AT CLOSING.                                                                  27
   5.7   PROHIBITION ON TRADING IN BUYER STOCK.                                                 28
   5.8   TAX MATTERS.                                                                           28
   5.9   GOVERNMENTAL AUTHORITY.                                                                28
   5.10     ABSENCE OF BROKER OR FINDER.                                                        28
   5.11     COOPERATION; FURTHER ASSURANCES.                                                    29
   5.12     FURTHER MUTUAL COVENANTS.                                                           29
   5.13     RESTRICTIONS ON TRANSFER OF OSAGE STOCK.                                            29


6.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER                                          29

   6.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES; SELLER'S AND SHAREHOLDERS' PERFORMANCE.    29
   6.2   NO ADVERSE CHANGE.                                                                     30
   6.3   NO LOSS.                                                                               30
   6.4   NO INJUNCTION; CONSENTS.                                                               30
   6.5   ACTIONS BY THE SHAREHOLDERS AND SELLER.                                                30
   6.6   UNIFORM COMMERCIAL CODE SEARCHES.                                                      30


7.    CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE SHAREHOLDERS                          30



   7.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES; BUYER PERFORMANCE.                         31
   7.2   NO ADVERSE CHANGE.                                                                     31
   7.3   NO LOSS.                                                                               31
   7.4   NO INJUNCTION; CONSENTS.                                                               31
   7.5   ACTIONS BY BUYER.                                                                      31
   7.6   CONSENTS AND PROCEEDINGS.                                                              31


8.    INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES                               32



   8.1   INDEMNIFICATION.                                                                       32
   8.2   SURVIVAL.                                                                              32
   8.3   METHODS OF ASSERTING CLAIMS FOR INDEMNIFICATION.                                       33
   8.4   LIMITATIONS ON AMOUNT.                                                                 34
   8.5   EXCLUSIVE REMEDIES.                                                                    34


9.    MISCELLANEOUS                                                                             34


   9.1   NOTICES.                                                                               34
   9.2   ENTIRE AGREEMENT; ASSIGNMENT.                                                          35
   9.3   BINDING EFFECT; BENEFIT.                                                               35
   9.4   HEADINGS.                                                                              35
   9.5   COUNTERPARTS.                                                                          36
   9.6   GOVERNING LAW.                                                                         36
   9.7   ARBITRATION.                                                                           36
   9.8   SEVERABILITY.                                                                          36
   9.9   EXPENSES.                                                                              36
   9.10     AMENDMENT AND MODIFICATION.                                                         36
   9.11     DEFINITIONS.                                                                        37

Exhibits
A        -      Escrow Agreement

B        -      Registration Rights Agreement

C        -      Employment Agreements (Michael Ehrensberger and Robert Carlson)

D        -      General Assignment and Bill of Sale

E        -      Form 8594

F        -      Note

G        -      Pledge Agreement

Schedules

1.5            Possible Purchase Price Adjustment
1.6            Allocation of Purchase Price
1.7            Estimate of Incremental Tax Amount
3.1            Organization
3.3            Capitalization
3.7            Authority of Shareholders
3.8            No Violation
3.10           Financial Statements
3.12           No Adverse Changes
3.13.2         Guarantees
3.14           Tax Matters
3.15           Litigation
3.16           Leased Real Property
3.17           Tangible Personal Property
3.20           Material Contracts
3.22           Banking Matters
3.23           Labor and Employment Matters
3.25           Five Largest Customers
3.26           Product Warranties
3.27           Insurance
3.29           Licenses and Permits
3.32           Environmental Matters
3.33.1         Intellectual Property Matters

4.6            Capitalization (Buyer)
6.2            No Adverse Change
9.11           Assets

                            ASSET PURCHASE AGREEMENT



            THIS ASSET PURCHASE AGREEMENT (the "Agreement"), made this 11th day of August, 1999 by and among OSAGE SYSTEMS GROUP, INC., a publicly-owned Delaware corporation ("Osage") and OSAGE COMPUTER GROUP, INC. ("Sub"), a Delaware corporation which is a wholly-owned subsidiary of Osage (Osage and Sub are collectively referred to as "Buyer"), LEVERAGED SOLUTIONS, INC., an Ohio corporation ("Seller"), and MICHAEL EHRENSBERGER and ROBERT CARLSON, the shareholders (the "Shareholders") of Seller.


                                   WITNESSETH:

            WHEREAS, Seller operates a consulting division which is engaged in the provision of services for data warehousing and software training (the "Business");

            WHEREAS, Seller owns the "Optiload" software program and operates a division for "Optiload" services and products, which is expressly excluded from the Business; and

            WHEREAS, Seller desires to sell all of the assets it currently uses or which it owns and are usable in connection with the Business as currently conducted, which assets include but are not limited to contract rights, computers, desks, furniture and the goodwill and going concern value of the Business.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, and for other good and legal consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                         1. SALE AND TRANSFER OF ASSETS

        1.1 Sale and Purchase of the Assets.

            1.1.1 Subject to the terms and conditions hereof and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver the Assets to Sub, on behalf of Buyer, and Buyer shall purchase the Assets from Seller. The Assets shall be sold, transferred and conveyed by Seller to Buyer free and clear of any and all Liens.

            1.1.2 In addition to the foregoing, Seller will, upon Buyer's request and without additional consideration, at and subsequent to the Closing Date, execute and deliver all such further instruments of conveyance and transfer and confirmation thereof as may be requested by Buyer in order to make further effective the provisions of this Agreement and to assure the transfers and vesting of title provided for by this Agreement. All such transfers and assignments of title shall vest and be effective on the Closing Date.

     1.2 Responsibility for Liabilities.

     Buyer shall not assume any Liabilities of Seller by virtue of this Agreement or otherwise, including, without limitation, the following:

            1.2.1 any obligation or liability related to accounts payable, Taxes or warranty claims which relate to goods or services sold by Seller prior to Closing;

            1.2.2 claims or obligations related to Seller's employees arising prior to or on the Closing Date, including, without limitation, severance claims;

            1.2.3 liabilities relating to environmental matters;

            1.2.4 any liability or obligation (regardless of whether it is related to the Business) under contracts, agreements, arrangements and understandings of Seller arising prior to or on the Closing Date;

            1.2.5 any intercompany debt or other liability between the Seller or any shareholder or affiliate of Seller; and

            1.2.6 any other liability or obligation of Seller, whether known or unknown, absolute or contingent.

     Notwithstanding anything herein or in any Related Document to the contrary, except as otherwise expressly provided herein, Buyer is neither assuming nor agreeing to pay or discharge any of the claims against, or Liabilities or obligations of, Seller or of any other party and nothing in this Agreement shall be construed to the contrary. All claims against, and Liabilities and obligations of Seller, whether known or unknown, suspected or unsuspected, direct or contingent, in litigation, threatened or not yet asserted or existing with respect to any aspect of the Assets or the Business, or this Agreement, arising or existing prior to or on the Closing Date or arising after closing an account of the Business prior to Closing are and shall remain the responsibility of Seller.


     1.3 Consideration.

     In consideration of the sale and delivery of the Assets by Seller, Buyer shall pay and deliver to the Seller as the purchase price for the Assets, the following:

           1.3.1 At the Closing, subject to Section 1.4 relating to the deposit of the Escrow Consideration (as defined below), the sum of Two Hundred Forty Thousand Dollars ($240,000) in cash, cashier's check or by wire transfer to the account specified in writing to Buyer at least three (3) days prior to Closing (the "Cash Consideration").

           1.3.2 At the Closing, also subject to Section 1.4, delivery of certificates representing that number of shares of the common stock, par value $0.01 per share, of Osage (the "Osage Stock") having an aggregate value as of the time and date of Closing (the "Closing Value") equal to Nine Hundred Sixty Thousand Dollars ($960,000) (the "Stock Consideration"). For purposes of the Agreement, the Closing Value shall equal the average closing price of the Osage Stock as reported on the American Stock Exchange for the ten (10) trading days immediately preceding the third trading day preceding the Closing Date (as defined herein).

           1.3.3 The consideration set forth in Subsections 1.3.1 and 1.3.2 shall constitute the "Purchase Price".

     1.4 Escrow Consideration.

           1.4.1 At the Closing, Buyer shall deposit into escrow the portions of the Purchase Price identified in Subsection 1.4.2 hereafter (the "Escrow Consideration"). The Escrow Shares (defined below) shall serve on a non-exclusive basis as collateral for the indemnification obligations of the Shareholders pursuant to this Agreement. Buyer consents to the appointment of Cors & Bassett as the Escrow Agent. The deposit, maintenance and ultimate disposition of the Escrow Consideration shall be governed by the terms of an escrow agreement, the form of which is attached hereto as Exhibit A (the "Escrow Agreement").

           1.4.2 The Escrow Consideration shall consist of:

                 1.4.2.1 25% of the Cash Consideration identified in Subsection
1.3.1 herein, equal to Sixty Thousand Dollars ($60,000) (the "Escrow Cash"); and

                 1.4.2.2 25% of the shares of the Stock Consideration identified in Subsection 1.3.2 herein, with an aggregate Closing Value of Two Hundred Forty Thousand Dollars ($240,000) (the "Escrow Shares").

     1.5 Possible Purchase Price Adjustment.

         The Purchase Price set forth in Section 1.3 hereof is subject to adjustment following the Closing Date as described on Schedule 1.5 hereto. Any adjustment to the Purchase Price on account of the matters described on Schedule
1.5 shall be made through the release from the Escrow Consideration and return to the Buyer of (i) cash in the amount of twenty percent (20%) of any adjustment, released from the Escrow Cash, and (ii) Osage Stock with an aggregate Closing Value equal to eighty percent (80%) of the amount of any adjustment, to be released from the Escrow Shares; provided, however, that in the event there is no Escrow Cash remaining to satisfy subsection (i) of this
Section 1.5, then the adjustment shall be made through the release to Buyer of Escrow Shares to the extent available.

     1.6 Allocation of Closing Purchase Price.

     The Purchase Price shall be allocated in accordance with Schedule 1.6 hereto. Each of the parties shall timely file Internal Revenue Service Form 8594 in substantially the form attached hereto as Exhibit E.

     1.7 Incremental Tax Amount

           1.7.1 It is intended by the parties that the transactions covered by this Agreement, shall not be treated by the parties as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). Buyer intends that the Seller or Shareholders should not be burdened by tax greater (or sooner) than that which it or they would have suffered had the transaction qualified as a tax-free reorganization under the Code. To that end, Buyer shall, from time to time loan to the Seller or Shareholders sums equal to the incremental amount of federal and state (if any) income taxes incurred by each of them in connection with this sale transaction, in excess of the amount of such federal and state income taxes that would have been incurred by them, had the transaction been structured as a tax free reorganization under Section 368 of the Code. Such amount is hereinafter referred to as the "Incremental Tax Amount." Buyer has agreed to loan the Incremental Tax Amount as set forth herein in reliance upon (a) Seller's and Shareholders' representation in Section 3.14.9 hereof that the Seller is and has always been a qualified S corporation and (b)
Schedule 1.7, which provides the Seller's and Shareholders' reasonable estimate of the Incremental Tax Amount. The Incremental Tax Amount shall be loaned by Buyer to the Seller or Shareholders no later than 15 days prior to the date on which the Seller's or such Shareholder's income tax return is due for filing (or on such earlier dates that estimated tax payments are due) and a copy of such tax returns shall, once filed, be provided to Buyer to verify the timely submission of such returns. Such loans shall be made pursuant to the terms of a promissory note, a form of which is attached hereto as Exhibit F (the "Note"), to be executed by the Seller or Shareholder upon advancement of the Incremental Tax Amount. Said Note shall be secured by a pledge, pursuant to a pledge agreement (the "Pledge Agreement"), a form of which is attached hereto as Exhibit G, of that portion of the Stock Consideration received by the Seller or the Shareholder having a value equal to the principal amount of the Note. For the purposes of the preceding sentence, the "value" of the Stock Consideration shall be based on the average closing price of the Osage Stock as reported on the principal exchange or market on which it trades or on which it is quoted for the ten (10) trading days immediately preceding the third trading day preceding the date of the Note. Subject to the terms of the Note, all amounts outstanding thereunder shall be payable thirty (30) days after the earlier to occur of (x) the date that the public resale of the Stock Consideration is permitted pursuant to an effective registration statement filed with the SEC; (y) the date that the public resale of that number of shares of Stock Consideration sufficient to pay all amounts outstanding under the Note is permitted by virtue of Rule 144 promulgated under the Act, to the extent that Rule 144 permits the public resale of such shares; and (z) the second anniversary of the Closing Date (such date shall be referred to as the "Note Due Date"). As set forth in the Note, any amounts due and outstanding thereunder may be offset against outstanding Adjustment Amount payments due the Shareholders under Section 1.8 hereof, and shall be forgiven if, prior to the Note Due Date, Osage terminates its business and liquidates all of its assets (unless the liquidation follows a sale of its business by Osage). Buyer does not indemnify Seller or the Shareholders for any Tax consequences of the notes being forgiven or non-interest bearing to the extent interest must be imputed for federal income tax purposes on such advances.

           1.7.2 The amount and due dates for advances of the Incremental Tax Amount to the Seller or Shareholders shall be provided by the Seller or Shareholders, as applicable, in written notices (each a "Tax Notice") to the Buyer no later than 30 days prior to each required payment hereunder. Buyer shall have 15 days in which to review the Tax Notice and shall advise the Seller or Shareholders, as applicable, of any objection to the same. If Buyer objects to the computation of the Incremental Tax Amount or the due dates associated therewith, and the Buyer and the Seller or Shareholders shall not reach agreement on such issues within 10 days after Buyer has notified the Seller or Shareholders of its objection, the Buyer and Seller or Shareholders shall submit the issue to arbitration by a nationally recognized accounting firm independent of any of the parties hereto as shall be mutually acceptable to the Buyer and the Seller or Shareholders for resolution of the disagreement, it being agreed that the Buyer and each of the Seller or Shareholders will jointly share the fees and expenses of such accounting firm. Notwithstanding any dispute or arbitration which may arise pursuant hereto, Buyer shall advance to Seller or Shareholders that portion of the Incremental Tax Amount requested by Seller or Shareholders in the Tax Notice which is not disputed or objected to by Buyer, such advance to occur within 30 days after delivery of the Tax Notice.


     1.8 Adjustment Amount.

     1.8 In the event that the "Registration Value" of the "Retained Osage Stock" on the "Registration Date" is less than the Closing Value per share as applied to such number of shares of "Retained Osage Stock", then Buyer agrees to pay to the Shareholders, in either cash or shares of common stock of Buyer, in Buyer's sole discretion, the difference thereof. For the purposes hereof, the following terms shall be defined in the manner hereinafter set forth:

(a) "Registration Value" shall be an amount equal to the average closing price per share of the Osage Stock on the principal exchange, market or quotation system upon which such shares regularly trade at the time, for the 10 trading days immediately preceding the "Registration Date", multiplied by the number of shares of Retained Osage Stock.

(b) "Registration Date" shall be defined as the date 18 months from the Closing, provided, however, the Registration Date shall, if necessary, be extended until such time as the public resale of the Retained Osage Stock has been included within a Registration Statement filed by Buyer under the Act or is permitted under Rule 144 (and if Rule 144 only permits public resale of certain of the Retained Osage Stock, the definition "Registration Date" shall apply at incremental periods as public resales are permitted under Rule 144).

(C) "Retained Osage Stock" shall be that number of the shares of Osage Stock as are determined by subtracting from the original number of shares of Osage Stock conveyed to Seller at Closing any shares of Osage Stock returned to Osage by virtue of Section 1.5 hereof and any shares of Osage Stock sold by Seller of Shareholders prior to the Registration Date. In any event payment of the amounts due hereunder may be offset by any amounts still remaining due but unpaid under the Note described in
Section 1.7. In the event that Buyer elects to pay the amount due hereunder in shares of Osage's common stock, the value of such shares shall be an amount equal to the average closing price per share of Osage's common stock on the principal exchange, market or quotation system on which such shares regularly trade at the time, for the ten (10) trading days immediately preceding the determination of the Adjustment Amount.

                                  2. CLOSING.

     2.1 Closing Date.

     The purchase and sale (the "Closing") provided for in this Agreement will take place on the date and at such place as the parties may agree. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2 Closing Transactions.

     At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

           2.2.1 The Seller will deliver, or shall cause to be delivered, to the Buyer, the following documents and shall take the following actions:

                 2.2.1.1 a General Assignment and Bill of Sale, in the form attached hereto as Exhibit D (the "Bill of Sale"), and such other instruments of transfer or assignment as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Assets;

                 2.2.1.2 a certificate of the Chief Executive Officer or President of Seller, dated as of the Closing Date, to the effect that (1) all of the representations and warranties made by the Seller upon the execution and delivery of this Agreement remain true and correct in all material respects as of the Closing Date and (2) Seller has performed and complied with in all material respects all of the covenants, agreements and obligations set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date;

                 2.2.1.3 A certificate shall be executed by the Shareholders to the effect that: (i) all representations and warranties made by the Shareholders under this Agreement are true and correct in all material respects as of the Closing and (ii) the Shareholders have performed and complied with in all material respects all of the covenants, agreements and obligations set forth in this Agreement to be performed or complied with by them on or prior to the Closing Date;

                 2.2.1.4 A certificate of good standing shall be delivered by the Seller from the Secretary of State of the State of Ohio, dated at or about the Closing, to the effect that the Seller is in good standing under the laws of such state;

                 2.2.1.5 An incumbency certificate shall be delivered by the Seller signed by all of the officers of the Seller dated at or about the Closing;

                 2.2.1.6 copies of resolutions adopted by the Board of Directors and Shareholders of Seller duly authorizing and approving the execution of this Agreement and each of the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, certified by an appropriate officer as being true and correct as of the Closing Date;

                 2.2.1.7 Certified Articles of Incorporation shall be delivered by the Seller dated at or about the Closing and a copy of the Code of Regulations of the Seller certified by the Secretary of the Seller dated at or about the Closing;

                 2.2.1.8 The Escrow Agreement, in the form of Exhibit A, shall be executed and delivered by the Seller and Shareholders, Buyer and the Escrow Agent;

                 2.2.1.9 A registration rights agreement (the "Registration Rights Agreement"), the form of which is attached hereto as Exhibit B, shall be executed and delivered by the Seller;

                 2.2.1.10 An employment and noncompetition agreement (the "Employment Agreement"), the form of which is attached hereto as Exhibit C, shall be executed and delivered by each of the Shareholders;

                 2.2.1.11 The delivery of an opinion of counsel of the Seller and Shareholders in form and substance reasonably satisfactory to the Buyer; and

                 2.2.1.12 The Seller and Shareholders shall have otherwise executed such documents and agreements, provided such consents or approvals and taken all actions as are required under this Agreement.

           2.2.2 Buyer will deliver, or shall cause to be delivered, to the Seller, the following documents and shall take the following actions:

                 2.2.2.1 Subject to subparagraph 2.2.2.3 herein, Buyer shall deliver or shall cause to be delivered to the Seller a certificate or certificates representing the Stock Consideration in Seller's name;

                 2.2.2.2 Subject to subparagraph 2.2.2.3 herein, Buyer shall deliver or shall cause to be delivered to the Seller, the Cash Consideration by wire transfer of immediately available funds to the bank account designated in writing by the Seller at least three (3) days prior to Closing;

                 2.2.2.3 The Buyer shall deliver the Escrow Consideration into escrow pursuant to the terms of the Escrow Agreement;

                 2.2.2.4 A certificate shall be executed by the Buyer's Chief Executive Officer to the effect that all representations and warranties of the Buyer under this Agreement are true and correct in all material respects as of the Closing;

                 2.2.2.5 A certificate of good standing and certified copies of Buyer's certificate of incorporation shall be delivered by Buyer from the Secretary of the State of Delaware dated at or about the Closing that the Buyer is in good standing under the laws of said state;


                 2.2.2.6 Copies of resolutions adopted by the Board of Directors of each of Osage and Sub duly authorizing and approving the execution of the Agreement and each of the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby;


                 2.2.2.7 An incumbency certificate shall be delivered by Buyer signed by all of the officers thereof dated at or about the Closing;

                 2.2.2.8 Buyer will execute and deliver the Registration Rights Agreement with the Seller, the form of which is attached hereto as Exhibit B;

                 2.2.2.9 Buyer will execute and deliver an Employment Agreement with each of the Shareholders, the form of which is attached hereto as Exhibit C;

                 2.2.2.10 The delivery of an opinion of counsel of Buyer in form and substance reasonably satisfactory to the Seller; and

                 2.2.2.11 Buyer shall have otherwise executed such documents and agreements, provided such consents or approvals and shall have taken all such actions as are required under this Agreement.

      3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS

     As a material inducement to Buyer to execute this Agreement and consummate the transactions contemplated hereby, the Seller and the Shareholders hereby make, jointly and severally, the following representations and warranties to Buyer. All the representations and warranties made by the Seller and the Shareholders in this Agreement pertain solely to the Business. Other than with respect to Liens on the Assets, the Seller and the Shareholders make no representations or warranties with regard to the Seller's Optiload software business. The representations and warranties are true and correct in all material respects at this date.

     3.1 Organization, Qualification and Status.

     The Seller is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Ohio. The Seller has full corporate power and authority to own, lease and use its properties, to carry on its business as presently conducted and to sell the

Assets, free and clear of any and all Liens. The Seller is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary.

     Except as set forth on Schedule 3.1 hereto, the Seller has not, during the six- (6-) year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity.
Schedule 3.1 also sets forth all fictitious names under which the Seller or such predecessors have conducted business.

     3.2 Corporate Instruments and Records.

     The copies of the Seller's Articles of Incorporation and Code of Regulations, each certified by the Secretary of the Seller and heretofore furnished to Buyer, are true, correct and complete and each include all amendments to the date hereof. The Seller's minute books, as made available to Buyer, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof. The stock certificate books and ledgers of the Seller are true, correct and complete, and accurately reflect, at the date hereof, the ownership of the outstanding capital stock of the Seller by the Shareholders.

     3.3 Capitalization.

     The authorized capital stock of the Seller consists of 750,000 shares of common stock, no par value, of which 600,000 shares (the "Shares") are issued and outstanding. All of the Shares are held beneficially and of record by the Shareholders. No shares of the common stock of the Seller are held in the treasury of the Seller. All of the Shares are validly issued, fully paid and non-assessable and entitled to vote at shareholder meetings. None of the Shares has been issued in violation of any preemptive rights of shareholders or transferred in violation of any transfer restrictions relating thereto. Except as set forth on Schedule 3.3, there are no authorized or outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied pre-emptive rights or other rights of any nature to purchase or otherwise receive, or to require the Seller to purchase, redeem or acquire, any shares of the capital stock or other securities of the Seller and there is no outstanding security of any kind convertible into such capital stock. Except as set forth on
Schedule 3.3, there are no existing shareholder agreements, voting agreements or voting trusts respecting any shares of the capital stock of the Seller. None of the shares of capital stock or other securities of the Seller were issued in violation of the Act or any other legal requirement.

     3.4 Ownership of Shares.

     The Shareholders own and hold, beneficially and of record, the entire right, title and interest in and to all of the Shares, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge or lien or encumbrance of any kind or nature whatsoever, and has full power and authority to vote said Shares and to approve the transactions contemplated by this Agreement, such Shares constituting, in the aggregate, all of the issued and outstanding shares of capital stock of the Seller. The Shareholders have full power and authority to vote, transfer and dispose of the Shares, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever other than restrictions under the Act and applicable state securities laws.

     3.5 No Subsidiary.

     The Seller does not have any subsidiary or any ownership interest in any other entity. Except for a joint venture relating to the Seller's Optiload business, the Seller is not a party to any joint venture arrangement and does not have the right to acquire any securities of or ownership interests in any other person or entity.

     3.6 Due Authorization of Seller.

     This Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors' rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Seller required under applicable law in order to consummate the transactions contemplated hereby will have occurred.

     3.7 Authority of Shareholders.

     The Shareholders have full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby, without the consent of or notice to any third-party, and to comply with the terms, conditions and provisions hereof. This Agreement has been duly executed and delivered by the Shareholders and is, and each other agreement or instrument of the Shareholders contemplated by this Agreement will be, the legal, valid and binding agreement of each of the Shareholders, enforceable against each of the Shareholders in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements of the Shareholders contemplated hereby (collectively, the "Shareholders' Agreements") do not require the consent of or notice to any third-party. Neither the execution and delivery of the Shareholders' Agreements nor the consummation of the transactions contemplated thereby will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Code of Regulations of the Seller, or any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, Order, award, law or regulation by which the Seller or the Shareholders are bound, or result in the creation of any Lien upon any of the Assets of the Seller, or result in the cancellation, modification, revocation or suspension of any license, certificate, permit or authorization held by the Seller, except as set forth in
Schedule 3.7.

     3.8 No Violation.

     The Seller is not in default under or in violation of any provision of (a) its Articles of Incorporation or Code of Regulations, or (b) any agreement, understanding, arrangement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject (individually, an "Instrument" and collectively, the "Instruments"), the effect of which would have a material adverse effect on the Business or the creation of a Lien on the Assets. Except as set forth in Schedule 3.8, neither the execution and delivery of this Agreement or the Related Documents by the Seller or the Shareholders, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Code of Regulations of the Seller, nor (ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any material Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any material Instrument or in or with respect to the Business or Assets, nor (iv) result in the creation of any Lien on any of the Assets, nor (v) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which the Seller or any of its assets or properties is subject, the effect of which would create an obligation to Buyer, have a material adverse effect on the Assets or the Business or affect Seller's ability to consummate the transactions contemplated by this Agreement or the Related Documents in a timely fashion, nor (vi) require the Seller to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any foreign, federal, state, county, local or other governmental or regulatory body or other person, other than any filings required to be made with the Federal Trade Commission ("FTC") and Antitrust Division of the Department of Justice ("Justice Department") of Notification and Report Forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and the rules promulgated thereunder.

     3.9 Title to Assets.

     Seller owns and holds of record the entire right, title and interest in and to all of the Assets, free and clear of any and all Liens.

     3.10 Financial Statements.

           3.10.1 Schedule 3.10 hereto contains true and correct and complete copies of the following financial statements of the Seller at the dates and for the periods specified:

     Unaudited financial statements of the Seller (inclusive of the Business and the Optiload business) for its two most recently completed fiscal years ended December 31, 1997 and December 31, 1998 (the "Unaudited Financial Statements") and an unaudited financial statement for the period from January 1, 1999 through August 6, 1999 (the "Interim Financial Statement").

Unless otherwise referred to, the Unaudited Financial Statements and the Interim Financial Statement shall be referred to as the "Financial Statements." Such Financial Statements have been prepared on the cash basis of accounting, consistently applied throughout the periods reported upon and fairly present in all material respects the financial position of the Seller as of the dates thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). There have been no material adverse changes in the financial condition, assets or liabilities of the Seller from the date of the Interim Financial Statement to the date hereof, except changes in the Ordinary Course of Business, none of which, either singly or in the aggregate, has been materially adverse. Since the date of the Interim Financial Statement, the Seller has conducted its business in a normal and customary manner. The books and records of the Seller from which the Financial Statements were prepared properly and accurately record in all material respects the transactions and activities which they purport to record.


     3.11 Absence of Undisclosed and Contingent Liabilities.

     Except for obligations arising in the Ordinary Course of Business after August 6, 1999, and other obligations of the Seller under the Material Contracts and contracts that would be Material Contracts except for the amount involved, neither Seller nor any Shareholder knows of any basis for the assertion against the Seller by any person of a valid claim based on a liability in excess of $15,000 which is not disclosed within the Financial Statements.

     3.12 No Adverse Changes.

     Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement or as set forth on Schedule 3.12, since the date of the Interim Financial Statements, the Seller has been operated in the ordinary course and there has not been a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of the Seller.

     3.13 Guarantees.

           3.13.1 The Seller has not guaranteed, become surety or contingent obligor for or assumed any obligation, debt or dividend of any person or entity. No Assets are or have been pledged, hypothecated, delivered for safekeeping, subjected to a security interest or otherwise provided in any way as security for payment or performance of any obligation of a person other than the Seller.

           3.13.2 Schedule 3.13.2 identifies all obligations and liabilities of the Seller for which the Shareholders have provided or been caused to incur personal guarantees.

     3.14 Tax Matters.

     Except as set forth on Schedule 3.14 attached hereto:

           3.14.1 The Seller (i) has timely and properly filed or caused to be filed all Tax returns which it is or has been required to file on or prior to the date hereof, by any jurisdiction to which it is or has been subject, all such Tax returns being true and correct and complete in all material respects, (ii) has timely paid or caused to be paid in full all Taxes which are or have become due and payable to all taxing authorities with respect to such returns and periods, (iii) has made or caused to be made all withholdings of Taxes required to be made by it, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose, and (iv) has otherwise satisfied, in all material respects, all applicable laws and agreements with respect to the filing of Tax returns and the payment of Taxes.

           3.14.2 All Taxes relating to the Assets have been or will be paid in full when due unless protested in good faith by Seller, and there is no Lien or claim of any taxing authority on, or threatened against, any of the Assets, and Seller has withheld and paid in connection with amounts paid or owing to any employees employed by Seller, independent contractors, creditors or other third parties with respect to the Business. Seller shall remain responsible for and retain all liability with respect to federal, state and local Tax matters relating to Seller for all periods prior to and including the Closing Date regardless of when such Taxes are assessed.

           3.14.3 The Seller has properly accrued and reflected within its Financial Statements, and has thereafter to the date hereof properly accrued, and will from the date hereof through the Closing Date properly accrue, all liabilities for Taxes and assessments, all such accruals being in the aggregate sufficient for payment of all such Taxes and assessments.

           3.14.4 To the Knowledge of the Seller and the Shareholders, there are no unassessed Tax deficiencies proposed or threatened against the Seller, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any Tax against the Seller or any actions, suits, proceedings, investigations or claims now pending against the Seller with respect to any Tax, or any matter under discussion with any federal, state, local or foreign authority relating to any Taxes.

           3.14.5 The Seller is not and has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")).

           3.14.6 The Seller is not a party to, is not bound by, and does not have any obligation under any Tax sharing, Tax indemnity, or similar agreement.

           3.14.7 The Seller has not made a change in method of accounting for a taxable year beginning on or before the Closing Date, which would require it to include any adjustment under Section 481(a) of the Internal Revenue Code in taxable income for any taxable year beginning on or after the Closing Date.

           3.14.8 Shareholders are not foreign persons so that Section 897 and 6039C of the Internal Revenue Code are not applicable to the transactions provided for hereunder.

           3.14.9 The Seller, since its inception, has been a qualified "S Corporation" as that term is defined in the Internal Revenue Code, and has never revoked or terminated such election, nor has it taken any action which would disqualify the Seller from its S Corporation status.

     3.15 Litigation.

     Except as set forth on Schedule 3.15, there are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or, to the Knowledge of the Seller or the Shareholders, threatened, against or involving the Seller, or state of facts existing which, to the Knowledge of Seller or the Shareholders, is reasonably likely to give rise to any such action, suit, proceeding, claim, demand or investigation; there are no proceedings pending or, to the Knowledge of the Seller or the Shareholders, threatened, against or involving the Seller by or before any governmental board, department, commission, bureau, instrumentality or agency (including but not limited to any federal, state, local or foreign governmental agency or body concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use), or state of facts existing which is reasonably likely to give rise to any such proceedings; and the Seller is not in violation of any order, ruling, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency which could adversely affect the Business or the Assets.

     3.16 Leased Real Property.

     The Seller is the lessee under the real estate leases described on Schedule
3.16 hereto. True, correct and complete copies of said leases and any amendments, extensions and renewals thereof have heretofore been delivered by the Seller to Buyer. The Seller now enjoys quiet and undisturbed possession under each of said leases. The Seller's interest in each of such leases is free and clear of any mortgages and liens created by the Seller, is not subject to any deeds of trust, assignments, subleases or rights of any third parties created by the Seller, other than the lessor thereof. To the Knowledge of the Seller and the Shareholders, such leased real estate is free and clear of any zoning or use or building restriction or any pending, proposed or threatened zoning or use or building restriction which would now, or on the Closing Date or thereafter, materially interfere with the present or any intended use by the Seller of any of such leased real estate. Said leases now are valid and binding and in full force and effect, and are not now, and on the Closing Date will not be, in default as to the payment of rent or otherwise. The consummation of the transactions contemplated by this Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement.

     3.17 Owned Tangible Personal Property.

     Schedule 3.17 sets forth a list of the material tangible personal property of the Seller which are part of the Assets (the "Tangible Personal Property"). Except as set forth on

Schedule 3.17 hereto and except for property disposed of in the Ordinary Course of Business of the Seller, the Seller has all right, title and interest in, and good title to, the Tangible Personal Property free and clear of any claim, lease, pledge, mortgage, security interest, conditional sale agreement or other title retention agreement, restriction, lien or encumbrance of any kind or nature whatsoever. True, complete and correct copies of all leases and licenses relating to the Tangible Personal Property have heretofore been delivered by the Seller to Buyer.

     3.18 Condition of Buildings and Tangible Personal Property.

     To the Knowledge of the Seller and the Shareholders, all of the premises occupied, and the items of Tangible Personal Property are in operating condition and repair, comply in all material respects with applicable laws, regulations and ordinances, including but not limited to zoning, building and fire codes and are suitable and sufficient for the present conduct of the Seller's Business. Each item of Tangible Personal Property is adequately covered by one of the insurance policies described in Section 3.27 hereto.

     3.19 Intentionally omitted.

     3.20 Material Contracts.

           3.20.1 Schedule 3.20 sets forth a list of each Material Contract of the Seller, whether oral, written or implied, or other agreements, leases, surety arrangements or other commitments to which the Seller is a party, under which the Seller may become subject to any obligation or liability, or by which the Seller or any of its Assets may become bound, including the following:

                  3.20.1.1 each arrangement, agreement, contract or understanding that involves performance of services or delivery of goods or materials by the Seller in an amount or for a value in excess of $25,000;

                  3.20.1.2 each arrangement, agreement, contract or understanding that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by the Seller in excess of $25,000;

                  3.20.1.3 each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other arrangement, agreement, contract or understanding affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                  3.20.1.4 each licensing agreement or other arrangement, agreement, contract or understanding with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current employees, consultants, or contractors regarding the appropriation or the nondisclosure of any intellectual property assets of the Seller;

                  3.20.1.5 each collective bargaining agreement or other arrangement, agreement, contract or understanding with any labor union or other employee representative of a group of employees;

                  3.20.1.6 each joint venture, partnership, and other arrangement, agreement, contract or understanding (however named) involving a sharing of profits, losses, costs, or liabilities by the Seller with any other person;

                  3.20.1.7 each arrangement, agreement, contract or understanding containing covenants that restrict the business activity of the Seller;

                  3.20.1.8 each arrangement, agreement, contract or understanding providing for payments to or by any person based on sales, purchases, or profits, other than direct payments for goods;

                  3.20.1.9 each power of attorney that is currently effective and outstanding;

                  3.20.1.10 each arrangement, agreement, contract or understanding for capital expenditures in excess of $25,000;

                  3.20.1.11 each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Seller other than in the Ordinary Course of Business; and

                  3.20.1.12 each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

           3.20.2 The Material Contracts constitute all of the material agreements and instruments which are necessary to operate the Business as currently conducted by the Seller. True, correct and complete copies of each Material Contract described and listed under subsection 3.20.1 have been made available to Buyer prior to the date hereof. The term "Material Contract" excludes purchase orders entered into in the Ordinary Course of Business for personalty. To the Knowledge of Seller and the Shareholders, all of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Neither the Seller nor, to the Knowledge of Seller and the Shareholders, any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder.

     3.21 Purchase Commitments and Bids.

     All accepted and unfulfilled orders for the sale of merchandise or services entered into by the Seller in the operation of the Business, and the aggregate of all commitments for the purchase of merchandise or supplies by the Seller were made in the Ordinary Course of Business of the Seller. There are no claims against the Seller or the Shareholders to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable, except for claims in the Ordinary Course of Business which do not exceed $15,000. Each outstanding bid, proposal, commitment or unfulfilled order which relates to the operations of the Seller was priced upon terms consistent with the Seller's past practices.

     3.22 Banking Matters.

     Schedule 3.22 hereto contains a true, complete and correct list of the names of all banks and other financial institutions (with account numbers) in which the Seller has an account or safe deposit box, and of all brokerage firms and other entities and persons holding funds or investments of the Seller, and the names of all persons authorized to draw thereon or have access thereto.

     3.23 Labor and Employment Matters.

           3.23.1 Schedule 3.23 contains a complete list of (i) the names of all incumbent directors and officers of the Seller; (ii) the names and job designations, descriptions and locations of all employees, consultants and agents of the Seller, the current remuneration of each, and (iii) all employment arrangements, pension, retirement, profit sharing and bonus plans, and all deferred compensation, health, welfare, all severance management, and other similar plans for the benefit of any employees of the Seller, including employee plans ("Employee Benefit Plan"). Subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Seller at present is not, and during the five (5) year period preceding the Closing Date, has not been a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in Section 3(3) of ERISA), and has not been a party to any collective bargaining agreement currently in effect or in effect during the five-year period preceding the Closing Date, except as set forth on Schedule 3.23 hereto. The Seller has never been a member of a "controlled group of corporations" within the meaning of Internal Revenue Code Section 414(b) or (c) is or has ever maintained a defined benefit pension plan or contributed to a multiemployer plan as defined in Section 3(37) of ERISA. Buyer will not be subject to any obligations or liability under any of the Employee Benefit Plans. Buyer is not responsible for any severance pay or other payments on account of termination by Seller of any employee of Seller.

           3.23.2 With respect to each Employee Benefit Plan,

                 3.23.2.1 there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, inquiry or investigation pending or threatened with respect to each such Plan, its related trust, or any fiduciary, administrator or sponsor of such Plan;

                 3.23.2.2 each such Plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the Internal Revenue Code, other applicable law, and all regulations promulgated thereunder.

                 3.23.3 Except as disclosed on Schedule 3.23, the Seller is not obligated to and does not (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

     3.24 Termination of Business Relationships.

     No supplier of the Seller which cannot be replaced on commercially reasonable terms has evidenced to the Seller any intention to cancel or terminate its business relationship with the Seller. No key employee of the Seller has notified the Seller or any Shareholders of his intent or desire to terminate employment with the Seller.

     3.25 Customers.

     Set forth on Schedule 3.25 is a list of the five largest customers of the Business of the Seller based on the percentage of revenue represented by those customers for the fiscal year ended December 31, 1998 and the six month period ended June 30, 1999. The relationship of the Seller with its suppliers and customers are good commercial working relationships, and no supplier or customer of the Seller has canceled, materially curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with the Seller, except that the mix of the Seller's customers changes from time to time in the ordinary course of the Seller's business.

     3.26 Product Warranties.

     Except as set forth on Schedule 3.26, there are no liabilities of or claims against the Seller or any Shareholders, and no liabilities or claims are threatened against the Seller, with respect to any product liability (or similar claim) or product warranty (or similar claim) claim that relates to any product manufactured or sold by the Seller in the operations of the Seller, except for standard warranty and maintenance obligations made in the ordinary course of the operations of the Seller to purchasers of its products and services.

     3.27 Insurance.

     Schedule 3.27 sets forth a list of all the Seller's insurance policies. All of such policies are in full force and effect and all premiums payable have been paid in full and the Seller is in full compliance with the terms and conditions of such policies. The Seller has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the Ordinary Course of Business. None of such policies are subject to cancellation by virtue of the Agreement or the consummation of the other transactions contemplated herein. There is no claim by the Seller pending under any of such policies as to which coverage has been questioned or denied.

     3.28 Compliance with Laws.

     To the Knowledge of Seller and the Shareholders, the Seller has complied in all material respects with all applicable laws, statutes, rules and regulations, orders of federal, state, local and foreign governments and governmental agencies applicable to it and its business, assets, properties and operations and no claim of any violation of such laws or regulations exists on the date hereof.

     3.29 Licenses and Permits.

     The Seller has secured all licenses, franchises, permits and other authorizations from federal, state, local and other governmental or administrative authorities (an "Authority") applicable to its assets, properties and operations or necessary for the conduct of its business (the "Permits"), except for any of the foregoing, the absence of which, either alone or in the aggregate, would not have a material adverse effect upon the Business or financial condition of the Seller. Except as set forth in Schedule 3.29, (a) each of said Permits is in full force and effect, (b) the Seller (or other designated permittee or licensee thereunder) is in compliance with the terms, provisions and conditions thereof, (c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceedings(s) affecting any of said Permits and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any of said permits other than by expiration of the term set forth therein. To the Knowledge of the Shareholders, consummation of the transactions contemplated by this Agreement will not affect the validity, enforceability or effectiveness of any such Permit and no filing with or consent authorization or approval of any Authority is required in connection with the consummation of the transactions contemplated hereby.

     3.30 No Interest in Suppliers.

     Neither the Seller nor any of the Shareholders has any direct or indirect equity interest in, or power to control the business or affairs of, or intention to acquire such interest in or control of, any person that is a manufacturer, supplier, lender, lessor or provider of services or equipment to the Seller.

     3.31 All Business Conducted by the Seller.

     The business and operations of the Seller are conducted exclusively by the Seller, and not by the Shareholders or any other business entity whether or not affiliated with the Seller.

     3.32 Environmental Matters.

     To the Knowledge of Seller and the Shareholders, except as set forth on
Schedule 3.32 hereto, (i) the Seller is currently in compliance with all applicable Environmental Laws, and has obtained all permits and other authorizations from, and submitted all forms, fees, registrations, reports and similar filings to, the appropriate person or governmental agency needed, or required, to operate its facilities in compliance with the applicable Environmental Laws;
(ii) the Seller has not violated any applicable Environmental Law; and (iii) the Shareholders are unaware of any present requirement of any applicable Environmental Law which is due to be imposed upon it which will increase its cost of complying with the Environmental Laws.

     As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state, foreign or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities: (a) the emission, discharge, release or spilling of any Regulated Substance into the air, surface water, groundwater, soil or substrata and (b) the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management of any Waste, including any Hazardous Waste or Regulated Substance; (ii) "Waste" and "Hazardous Waste" include any substance defined as such by any applicable Environmental Law; and (iii) "Regulated Substances" include any substance the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management or use of which is regulated by any applicable Environmental Law.

     3.33 Intellectual Property Matters.

                 3.33.1 The corporate name of the Seller and the trade names and service marks listed on Schedule 3.33.1 are the only names and service marks which are used by the Seller in the operation of its business (the "Names and Service Marks"). The Seller owns, or has enforceable rights to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information (the "Intellectual Property"). Except as set forth on Schedule 3.33.1, there are no outstanding licenses or consents granting third parties the right to use the Intellectual Property owned by the Seller. The Seller has received no notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the Intellectual Property subject hereto. There is no presently known threatened use or encroachment of any such intellectual property. To the Knowledge of the Shareholders, the manufacture, sale or use of any products now or heretofore manufactured or sold by the Seller did not and does not infringe (nor has any claim been made that any such action infringes) the intellectual property rights of others.

     3.34 Investment Intent.

                 3.34.1 Except with respect to the registration rights granted to the Seller pursuant to the terms of the Registration Rights Agreement, the shares included in the Stock Consideration are not being registered under the Act on the basis of the statutory exemption provided by Section 4(2) thereof, relating to transactions not involving a public offering, and the Buyer's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement.

                  3.34.2 The Seller represents (i) that it has reviewed such quarterly, annual and periodic reports of the Buyer as have been filed with the Securities and Exchange Commission since December 31, 1998 (the "Reports") and that it has such knowledge and experience in financial and business matters that it is capable of utilizing the information set forth therein, concerning Buyer to evaluate the risk of investing in the Buyer; (ii) that it has been advised that the Osage Stock to be issued to it by the Buyer will not be registered under the Act, except as otherwise provided in this Agreement, and accordingly, the Seller may only be able to sell or otherwise dispose of such shares in accordance with Rule 144, an applicable exemption from registration under the Act, or except as otherwise provided in this Agreement; (iii) that the Osage Stock will be held for investment and not with a view to, or for resale in connection with the public offering or distribution thereof; (iv) that the Osage Stock so issued will not be sold without registration thereof under the Act (unless such shares are subject to registration or in the opinion of counsel to the Buyer an exemption from such registration is available), or in violation of any law; and (v) that the certificate or certificates representing the Osage Stock to be issued will be imprinted with a legend in form and substance substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

and Buyer is hereby authorized to notify its transfer agent of the status of the Osage Stock and to take such other action, including but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to assure compliance with the Act.

                  3.34.3 The Seller has, on or before the date hereof, been afforded the opportunity to review and is familiar with the Reports and has based its decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and has not been furnished with any other literature, prospectus or other information except as included in the Reports or this Agreement.

                  3.34.4 The Seller has been given the opportunity to ask questions about the Buyer and is satisfied that any information about the Buyer have been answered to the Sellers' satisfaction.

                  3.34.5 The Seller understands that no federal or state agency has approved or disapproved the Osage Stock, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

         3.35     Labor Matters.

         Seller is not a party to any collective bargaining agreement relating to the employees of Seller employed in the Business. No strike, work stoppage, grievance, unfair labor practice claim, union organizing activity or concerted employee action of any kind has occurred since January 1, 1994, or currently is pending or, to the Knowledge of Seller and the Shareholders, threatened, which would materially adversely affect any of the Assets, the Business or the transactions contemplated by this Agreement. Seller has discharged and will discharge any and all collective bargaining agreement obligations which it may have in connection with the transactions contemplated by this Agreement.

         3.36     Bulk Sales Compliance and Transfer Taxes.

         Neither the sale and transfer of the Assets to be acquired pursuant to this Agreement, nor Buyer's possession and use thereof after Closing because of such sale and transfer, will result in or be subject to: (a) any law pertaining to bulk sales or transfers which make such sales or transfers ineffective as to creditors of Seller; (b) any federal, state or local sales, use, transfer, excise or license tax, fee or charge applicable to any of the Assets to be acquired; or (c) the imposition of any liability upon Buyer for appraisal rights or other liability owing to any shareholder of Seller.

         3.37     No Significant Items Excluded.

         Other than the Excluded Assets, there are no assets or properties of Seller or Contracts to which Seller is a party that are of material importance to the ongoing operation of the Business by Buyer that are not being transferred to Buyer under the terms of this Agreement. To Seller's and the Shareholders' Knowledge, the Assets are suitable and sufficient for the operation and conduct of the Business as presently operated and conducted by the Seller.

         3.38     Disclosure.

         Neither this Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by or on behalf of any of the Shareholders to Buyer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading.

             4.    REPRESENTATIONS AND WARRANTIES OF OSAGE AND SUB

         As a material inducement to the Seller and Shareholders to execute this Agreement and to consummate the transactions contemplated hereby, Osage and Sub hereby make the following representations and warranties to the Shareholders.

         4.1      Organization and Qualification.

         Each of Osage and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Osage and Sub has the corporate power and authority to carry on its business as presently conducted. Each of Osage and Sub is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary.

         4.2      Corporate Instruments and Records.

         The copies of the certificate of incorporation and bylaws of each of Osage and Sub, each certified by the Secretary of Osage or Sub, as applicable, and heretofore furnished to Seller and Shareholders, are true, correct and complete and each include all amendments to the date hereof. The minute books of Osage and Sub contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof.

         4.3      Authorization; Valid and Binding Obligation.

         Each of Osage and Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Osage and Sub and constitutes, and the other documents to be executed and delivered pursuant hereto when executed and delivered by Osage or Sub will constitute, the legal, valid and binding obligations of Osage or Sub, as applicable, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements of each of Osage and Sub contemplated hereby (collectively, the "Buyer's Agreements") do not require the consent of or notice to any third-party. Neither the execution and delivery of the Buyer's Agreements nor the consummation of the transactions contemplated thereby will conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation or bylaws of Osage or Sub, or any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which Osage or Sub is bound, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of Osage or Sub, or result in the cancellation, modification, revocation or suspension of any license, certificate, permit or authorization held by Osage or Sub.

         4.4      Litigation.

         There are no material legal proceedings (as such term is defined in Regulation S-K promulgated under the Securities Act of 1933, as amended) pending or, to the Buyer's Knowledge, threatened against or involving the Buyer, or state of facts existing which to Buyer's Knowledge could give rise to any such legal proceeding; and the Buyer is not in violation of any order, ruling, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency.

         4.5      Stock Consideration.

         Shares to be issued as Stock Consideration pursuant to this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

         4.6      Capitalization.

                  4.6.1 As of the date hereof, the outstanding capital stock of Osage consists solely of shares of: (A) 9,594,621 shares of Osage's common stock par value $0.01 per share (the "Common Stock"); (B) 1,000 shares of Series D Convertible Preferred Stock, which as of the date hereof are convertible into an aggregate of 201,006 shares, subject to adjustment; (C) 2,000 shares of Series E Convertible Preferred Stock, which as of the date hereof are convertible into an aggregate of 304,762 shares, subject to adjustment; (D) Options to purchase 3,362,668 shares of the Common Stock; and (E) Warrants to purchase 992,500 shares of the Common Stock. All outstanding shares of capital stock of Osage have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as otherwise set forth herein, within the SEC Reports or on Schedule 4.6, there are no outstanding or presently authorized warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of Osage's securities or to sell, pledge, assign or otherwise transfer such securities.

         4.6.2 Osage has a sufficient number of its authorized but unissued shares of Common Stock to permit it to issue the Stock Consideration due in connection with the Agreement, assuming trading prices of Osage's Common Stock remain at current levels, as well as all of Osage's other obligations to issue shares of its Common Stock upon exercise of any option, warrant or other right to acquire the same, based upon the same assumption. In the event that the number of authorized but unissued shares of Osage's Common Stock is insufficient to satisfy Osage's obligations to issue any shares of its Common Stock to Seller pursuant to this Agreement, the Board of Directors of Osage shall promptly hold a stockholders meeting in which the stockholders would vote for authorization to amend Osage's certificate of incorporation to increase that number of shares of Common Stock which Osage is authorized to issue to at least the number which would allow Osage to satisfy its obligations to issue shares of its Common Stock to Seller under this Agreement.

         4.7      SEC Reports.

         Osage has heretofore delivered to Seller and Shareholders copies of its Annual Report on Form 10-KSB for the year ended December 31, 1998, its quarterly report on Form 10-QSB for the quarterly period ended March 31, 1999 and its proxy statement dated as of April 28, 1999 (the "SEC Reports"). As of their date of filing, the SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Furthermore, except as otherwise disclosed in Osage's SEC Reports, Osage has experienced no material adverse change in its financial condition, properties, business or prospects since the date thereof. The SEC Reports have been prepared in compliance with all applicable securities laws, rules and regulations, and the financial statements included therein had been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of Osage as of the date and for the periods covered thereby.

         4.8      Disclosure.

         No representation or warranty of Osage or Sub in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the factual statements contained herein, in light of the circumstances under which such statements are made, not misleading.

         4.9      No Adverse Changes.

         Since the date of the most recent SEC Reports to the date of this Agreement, the business of Osage and Sub has been operated in the ordinary course and there has not been any materially adverse change in the business, condition (financial or otherwise), results of operations, properties, assets, liabilities, earnings or net worth of Osage and Sub.

                       5.       AGREEMENTS OF THE PARTIES

         5.1      Access to Information.

         At all times prior to the Closing, and in each case subject to Section
5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

         5.2      Confidentiality; No Solicitation.

                  5.2.1 With respect to information concerning the Seller that is made available to Buyer pursuant to the terms of this Agreement, Buyer agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Agreement and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Agreement and the related transactions (each of whom shall be informed in writing by Buyer of the confidential nature of such information and directed by Buyer in writing to treat such information confidentially). If this Agreement is terminated, Buyer shall immediately return all such information, all copies thereof and all information prepared by Buyer based upon the same;

provided, however, that one copy of all such material may be retained by Buyer's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Buyer from a third party entitled to disclose it; (ii) becomes known publicly other than through Buyer or any party who received the same through Buyer, provided that Buyer has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Buyer; or (iv) is disclosed with the express prior written consent thereto of the Shareholders. Buyer shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph 5.2.1. Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  5.2.2 With respect to information concerning Buyer that is made available to the Shareholders pursuant to the provisions of this Agreement, each of the Shareholders agrees that he shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Agreement and the related transactions, and shall not disseminate or disclose any of such information other than to the Seller's directors, officers, employees, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Agreement and the related transactions (each of whom shall be informed in writing by the Shareholders of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated, each of the Shareholders agrees to return immediately all such information, all copies thereof and all information prepared by either of the Shareholders or the Seller based upon the same; provided, however, that one copy of all such material may be retained by the Shareholders' legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by either of the Shareholders from a third party entitled to disclose it; (ii) becomes known publicly other than through either of the Shareholders or any party who received the same through either of the Shareholders, provided that such Shareholders has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by either of the Shareholders; or
(iv) is disclosed with the express prior written consent thereto of Buyer. Each of the Shareholders agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph 5.2.2. Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

         5.3      Filings.

         Buyer, Seller and each of the Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, Order, rule or regulation with respect to the Agreement and the related transactions and shall cooperate with each other with respect to the foregoing.

         5.4      All Reasonable Efforts.

         Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to consummate the transactions contemplated by this Agreement.

         5.5      Public Announcements.

         Neither the Shareholders nor the Buyer shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Agreement, and to any party whose consent is required in connection with this Agreement. The parties anticipate issuing a mutually acceptable, joint press release on the Closing Date announcing the execution of this Agreement and the consummation of the transactions provided for herein.

         5.6      Documents at Closing.

         Each party to this Agreement agrees to execute and deliver at the Closing the Exhibits and other documents identified in Section 2.2.

         5.7      Prohibition on Trading in Buyer Stock.

         The Seller and each of the Shareholders acknowledges that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Buyer, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Buyer. Accordingly, the Seller and each of the Shareholders agrees that it/he will not purchase or sell any securities of the Buyer, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Buyer, until no earlier than 72 hours following (i) the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement provided that the Form 8-K is required and timely filed; or (ii) the dissemination of a public announcement of the execution of this Agreement and the consummation of the transactions provided for herein provided the Form 8-K is not required or filed timely.

         5.8      Tax Matters

               5.8.1 The Seller will timely and properly file or cause to be filed all Tax returns of the Seller which are due or which will become due for periods ending through the Closing Date relating to the Assets and/or Business, all such Tax returns to be true and correct and complete in all material respects, and the Seller and/or Shareholders will pay or cause to be paid in full when due all Taxes, if any, which become due and payable pursuant to such returns, or assessments received by them on or before the Closing Date. Seller and Shareholders agree that any and all costs of preparing such return shall be borne exclusively by the Seller and Shareholders.

         5.9      Governmental Authority.

         If so required, the parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under the HSR Act and rules, including any extension thereof, shall have expired.

         5.10     Absence of Broker or Finder.

         Seller and the Shareholders jointly and severally indemnify and hold Buyer harmless from and against any claims for a fee from any investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, the Shareholders to act on behalf of any of them in connection with the consummation of the transactions contemplated by this Agreement. Buyer indemnifies and holds Seller and the Shareholders harmless from and against any claims for a fee from any investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, the Buyer to act on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

         5.11     Cooperation; Further Assurances.

         Each party to this Agreement agrees to cooperate fully with the other parties hereto and their counsel and accountants and other representatives, will use best efforts to cause satisfaction of the conditions to consummation of the transactions contemplated herein as promptly as possible, and will refrain from a course of action inconsistent with this Agreement. Each party shall, upon request of any of the other parties hereto, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may be necessary or appropriate to carry out the provisions and intent of this Agreement.

         5.12     Further Mutual Covenants.

         If Buyer on the one hand or either of the Shareholders or the Seller on the other takes or refrains from taking any action which would render any representations or warranties contained in Articles 3 or 4 of this Agreement inaccurate as of the Closing Date, he or it, as applicable, shall promptly notify the other party(ies) upon the happening of any event or taking of any action which renders any such representation or warranty inaccurate. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

         5.13     Restrictions on Transfer of Osage Stock.

         The Seller and each of the Shareholders agree not to sell, transfer or otherwise dispose of the Osage Stock (including private sales) in the absence of
(i) an opinion of counsel to the Seller and Shareholders, such opinion and counsel reasonably acceptable to Buyer's counsel, that such transfer, sale or other disposition may be made without registration; or (ii) registration of the Osage Stock under the Act.

           6.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder shall be subject to the following conditions, any or all of which may be waived in writing by Buyer:

         6.1 Accuracy of Representations and Warranties; Seller's and Shareholders' Performance.

         Each of the representations and warranties of the Seller and Shareholders contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date and the Seller and the Shareholders shall have performed and complied in all material respects with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by it or them on or prior to the Closing Date.

         6.2      No Adverse Change.

         Except for (i) distributions to the Shareholders for salaries and pension plan contributions; (ii) amounts expended to purchase outstanding stock options granted by the Seller; and (iii) withholdings from Seller's accounts receivable to pay corporate taxes for tax year 1999, all as set forth on
Schedule 6.2 hereof, since the date of the Financial Statements, there shall have been no material adverse change in the financial condition, assets or liabilities of the Seller.

         6.3      No Loss.

         Since the date of the Financial Statements, the Seller shall not have suffered any material loss on account of fire, flood, accident, strike or other calamity which has had or is likely to have an adverse effect on the financial condition or any Assets of the Seller, whether or not such loss shall have been covered by insurance.

         6.4      No Injunction; Consents.

         No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions contemplated hereby shall have been secured.

         6.5      Actions by the Shareholders and Seller.

         The Seller and Shareholders shall have taken all actions and executed such documents as set forth in Section 2.2 hereof.

         6.6      Uniform Commercial Code Searches.

         Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Buyer) of filings made pursuant to
Article 9 thereof in all jurisdictions where any assets of the Seller are located, in form, scope and substance reasonably satisfactory to Buyer and its counsel, shall not disclose any liens, claims, security interests or encumbrances against any of such assets disclosed thereby except liens, claims, security interests or encumbrances that are disclosed in Financial Statements, this Agreement, or are otherwise released or terminated by the Seller prior to or at the time of Closing.

          7.       CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE
                                  SHAREHOLDERS

         The obligations of the Seller and Shareholders shall be subject to the following conditions, any or all of which may be waived in writing by the Seller and Shareholders:

         7.1 Accuracy of Representations and Warranties; Buyer Performance.

         Each of the representations and warranties of Buyer set forth in
Article 4 hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date and Buyer shall have in all material respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by Buyer on or prior to the Closing Date.

         7.2      No Adverse Change.

         Since the date of the most recent SEC Report there shall have been no material adverse change in the financial condition, assets or liabilities of the Buyer.

         7.3      No Loss.

         Since the date of the most recent SEC Report, the Buyer shall not have suffered any material loss on account of fire, flood, accident, strike or other calamity which has had or is likely to have an adverse effect on the financial condition or the assets of the Buyer, whether or not such loss shall have been covered by insurance.

         7.4      No Injunction; Consents.

         No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions shall have been secured.

         7.5      Actions by Buyer.

         Buyer shall have taken all actions and executed such documents as set forth in Section 2.2 hereof.

         7.6      Consents and Proceedings.

         The Buyer shall have obtained all of the consents, authorizations, orders or approvals required in order to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and all actions, proceedings, instruments and documents deemed necessary or appropriate by Shareholders and their counsel to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been obtained and all other related legal matters shall have been approved by such counsel.

         8.       INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.1      Indemnification.

                  8.1.1 Seller and the Shareholders shall, jointly and severally, indemnify, defend and hold harmless Buyer from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Buyer which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of either the Seller or either or both of the Shareholders contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Seller or Shareholders pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  8.1.2 Buyer shall indemnify, defend and hold harmless the Shareholders from and against any and all Claims, as defined at subsection 8.1.1 above, incurred by the Shareholders which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant or agreement of Buyer contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Buyer pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  8.1.3 The right to indemnification, payment of damages or other remedy based on any representations, warranties, covenants and obligations contained within this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants and obligations.

         8.2      Survival.

                  8.2.1 All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of eighteen (18) months from the Closing Date, unless otherwise specified in such agreement, certificate or document; provided, however, that notwithstanding the foregoing, (i) the representations and warranties set forth in Section 3.14 (relating to Taxes) and all covenants and agreements of the parties relating to the subject matter(s) thereof shall survive the Closing for the period equal to the statute of limitations applicable to Claims arising under such subject matters, and (ii) the representations and warranties set forth in Section 3.9 (relating to title to Assets) shall survive indefinitely.

         8.3      Methods of Asserting Claims for Indemnification.

         All claims for indemnification under this Agreement shall be asserted as follows:

                  8.3.1 Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

         If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor Indemnitor shall be liable for any settlement of any Claim without the prior written consent of the other party.

                  8.3.2 Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not dispute the Claim by giving written notice to Indemnitee within thirty (30) days of the date of the Claim Notice, then such Claim shall be payable in accordance with the terms of Article 8. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section 9.7 hereof.

                  8.3.3 Right of Set-Off. Subject to the terms of the Escrow Agreement, in the event a Claim arises pursuant to subparagraph 8.1.1, in addition to any of its other rights under this paragraph 8, Buyer shall have the right to apply the amount of the Claim which is agreed to by the Seller or Shareholders, as applicable, or otherwise definitively concluded under this
Section 8, against the amounts identified at Section 1.8; provided, however, that this subparagraph shall not be the exclusive remedy of Buyer in the event a Claim arises pursuant to subparagraph 8.1.1. Seller and/or Shareholders shall also have the right to apply the amount of any Claim which is agreed to by the Buyer, or otherwise definitively concluded under this Section 8, against any liability owed to Buyer under Section 1.7.

         8.4      Limitations on Amount.

                  8.4.1 Notwithstanding the provisions of this Article 8, the Indemnitor shall not be required to indemnify the Indemnitee with respect to Claims until the aggregate amount of such Claims shall exceed $15,000 (the "Indemnitor's Floor"); provided, however, if such Claims in the aggregate exceed the amount of the Indemnitor's Floor, the Indemnitor shall indemnify Indemnitee for all Claims in excess of the Indemnitor's Floor (i.e., if such Claims in the aggregate totaled $16,000, Indemnitor shall indemnify Indemnitee for $1,000).

                  8.4.2 Notwithstanding the provisions of this Article 8, the Buyer's liability with respect to matters set forth in subsection 8.1.2 above for damages shall be limited to the amount of the Purchase Price. The Seller's and Shareholders' liability with respect to matters set forth in subsection
8.1.1 shall also be limited to the amount of the Purchase Price, except for damages arising out of a breach of the representations and warranties at Sections 3.1, 3.9 and 3.14, and any and all fraudulent actions and statements or intentional misrepresentations.

         8.5      Exclusive Remedies.

         The right to indemnification under Article 8 of the Agreement shall be the exclusive remedy for a breach of a representation, warranty, covenant or other provision of this Agreement except that Buyer and the Shareholders shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Buyer or the Shareholders, as the case may be, for such breach or other failure to perform the obligations under this Agreement.

                                9. MISCELLANEOUS

         9.1      Notices.

         All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the next business day if sent by a nationally recognized overnight courier such as federal express, or upon the third business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex or telecopier, if sender receives confirmation of transmission from its facsimile machine, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

         if to the Shareholders:   Mr. Michael Ehrensberger
                                   559 Rolling Rock
                                   Cincinnati, OH 45255

                                   Mr. Robert Carlson
                                   6135 West Fork Road
                                   Cincinnati, OH 45297
         with a copy to:           William Kohlhepp, Esquire
                                   Cors & Bassett
                                   537 E. Pete Rose Way
                                   Cincinnati, OH 45202
                                   Fax: (513) 852-8222

         and

         if to Buyer, to it at:    Mr. Jack Leadbeater, Chief Executive Officer
                                   Osage Systems Group, Inc.
                                   661 E. Camelback Road, Suite 245
                                   Phoenix, AZ 85016
                                   Fax: (602) 274-1295

         with a copy to:           Stephen M. Cohen, Esquire
                                   Buchanan Ingersoll, P.C.
                                   Eleven Penn Center, 14th Floor
                                   Philadelphia, PA 19103
                                   Fax: (215) 665-8760

         9.2      Entire Agreement; Assignment.

         This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

         9.3      Binding Effect; Benefit.

         This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.4      Headings.

         The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         9.5      Counterparts.

         This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         9.6      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         9.7      Arbitration.

         If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Cincinnati, Ohio. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall each pay their own costs and fees for the arbitration but shall share equally the costs of the arbitrators.

         9.8      Severability.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.9      Expenses.

         Except as set forth in this Article 9, the Seller shall pay all fees and expenses incurred by the Shareholders and the Seller in connection with the transactions provided for hereunder, including the fees and expenses of Seller's and Shareholders' counsel and accountants; and Buyer shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.

         9.10     Amendment and Modification.

         This Agreement may be amended, by written agreement of Buyer, Seller and the Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Buyer, Seller and the Shareholders.

         9.11     Definitions.

         When used in this Agreement, the following terms, in their singular and plural forms, shall have the meanings assigned to them below:

                  "Act" means the Securities Act of 1933, as amended.

                  "Agreement" is defined in the initial paragraph hereof.

                  "Assets" means all of Seller's right, title and interest in and to all of the following described holdings (except the Excluded Assets):

                  (a) all of Seller's interest in (including all rights and benefits) all written or oral commitments, contracts, leases, licenses, agreements and understandings in connection with the Business identified in
Schedule 9.11 hereto, and all outstanding offers or solicitations to enter into any of the foregoing;

                  (b) all licenses, permits and other governmental approvals and authorizations, whether federal, state or local, owned, held or utilized by Seller in connection with the operation of the Business, and all pending applications therefor;

                  (c) all operating data and records of Seller, including without limitation, client and customer lists and records, referral sources, research and development reports and records, production reports and records, operating guides and manuals, sales literature, copies of the Records, correspondence and other similar documents relating to the Business;

                   (d) all of the intellectual property owned by Seller and used in connection with the Business, including, without limitation, all trade secrets, know-how, processes, methods, plans, research data, marketing plans and strategies, forecasts, trademarks, service marks, trade names, patents and patent rights, logos and copyrights;

                  (e)      the goodwill and going concern value of the Business;

                  (f) all claims of Seller against third parties relating to the Business, whether known or unknown, contingent or otherwise;

                  (h) all inventory, machinery, equipment, fixtures, computer hardware and software, tools, supplies, spare parts, furniture and other tangible personal property and assets owned or leased by Seller (other than those that are used in the operation of Seller's Optiload software business), which assets are set forth on Schedule 3.17; and

                  (i) all other intangible assets of every kind, character or description relating to the Business, except the Excluded Assets.

                  "Bill of Sale" is defined in Section 2.2.1.1.

                  "Business" is defined in the recitals of this Agreement.

                  "Buyer" is defined in the initial paragraph hereof.

                  "Cash Consideration" is defined in Section 1.3.1.

                  "Claim" means a claim or demand for any and all Liabilities, damages, losses, obligations, deficiencies, encumbrances, penalties, costs and expenses, including reasonable attorneys' fees, resulting from, related to or arising out of (i) any misrepresentation, breach of warranty or non-fulfillment of any covenant set forth in this Agreement or in any Related Document; (ii) Seller's ownership of the Assets; (iii) any and all Proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

                  "Closing" and "Closing Date" are defined in Section 2.1.

                  "Closing Purchase Price" is defined in Section 3.2.

                  "Closing Value" is defined in Section 1.3.2.

                  "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "Employment Agreement" is defined in Section 2.2.1.10.

                  "Escrow Agent" means Cors & Bassett, counsel to Seller and Shareholders.

                  "Escrow Agreement" is defined in Section 1.4.1.

                  "Escrow Cash" is defined in Section 1.4.2.1

                  "Escrow Consideration" is defined in Section 1.4.1.

                  "Escrow Shares" is defined in Section 1.4.2.2.

                  "Excluded Assets" means:

                  (a) all cash and cash equivalents and all securities and short term investments;

                  (b) Seller's "Optiload" software program and all intellectual property rights thereto;

                  (c) all trade accounts receivable and other rights to receive payments from Seller's customers as of the Closing Date;

                  (d) all inventory, machinery, equipment, fixtures, computer hardware and software, tools, supplies, spare parts, furniture and other tangible personal property and assets owned or leased by Seller or which Seller has a right to use, that are used in the operation of Seller's Optiload software business;

                  (e) the minute books, stock records and corporate seal of Seller;

                  (f)      the shares of capital stock of Seller; and

                  (g)      the corporate name "Leveraged Solutions, Inc."

                  "Financial Statements" is defined in Section 3.10.1.

                  "GAAP" means generally accepted accounting principles in the United States, consistently applied.

                  "Governmental Authority" means any foreign, federal, state, regional or local authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any foreign, federal, state, regional or local government.

                  "Indemnitee" is defined in Section 8.3.1.

                  "Indemnitor" is defined in Section 8.3.1.

                  "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. Seller will be deemed to have "Knowledge" of a particular fact or other matter if any director or officer of Seller has, or at any time had, Knowledge of such fact or other matter.

                  "Law" means any common law and any federal, state, regional, local or foreign law, rule, statute, ordinance, rule, order or regulation.

                  "Liabilities" means liabilities, obligations, claims or debts of Seller of any type or nature, whether matured, unmatured, contingent or unknown, including, without limitation, tort, contract or other claims asserted against Seller which are based on acts or omissions occurring on, before or after the Closing Date.

                  "Lien" means any lien, charge, covenant, condition, easement, adverse claim, demand, encumbrance, security interest, option, pledge, or any other title defect, easement or restriction of any kind.

                  "Material Contract" means any Contract relating in whole or in part to the Business or any of the Assets (a) under which Seller has or may acquire any rights, (b) under which Seller has or may become subject to any obligation or liability, or (c) by which Seller or any of the Assets is or may become bound.

                  "Note Due Date" is defined in Section 1.7.1.

                  "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Osage Stock" is defined in Section 1.3.2.

                  "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

                  "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

                  "Purchase Price" is defined in Section 1.3.3.

                  "Records" means all financial, accounting and personnel records of Seller relating to the Business.

                  "Registration Rights Agreement" is defined in Section 2.2.1.9.

                  "Related Documents" means this Agreement and each document or instrument executed in connection with the consummation of the transactions contemplated herein.

                  "SEC" means the U.S. Securities & Exchange Commission.

                  "SEC Reports" is defined in Section 4.7.

                  "Seller" is defined in the initial paragraph of this Agreement.

                  "Stock Consideration" is defined in Section 1.3.2.

                  "Tax" and "Taxes" include all income, gross receipts, franchise, excise, transfer, severance, value added, ad valorum, sales, use, wage, payroll, workmen's compensation, employment, occupation, and real and personal property taxes; taxes measured by or imposed on capital; levies, imposts, duties, license and legislation fees; other taxes imposed by a federal, state, municipal, local, foreign or other governmental authority or agency, including assessments in the nature of taxes; including without limitation, interest, penalties, fines, assessments and deficiencies relating to any tax or taxes; and including transferee or secondary liability for taxes and any taxes due as a result of being a member of any affiliated, consolidated, combined or unitary group or any liability in respect of taxes under a tax sharing, tax allocation, tax indemnity or other agreement.

                  "Tax return" or "Tax returns" shall mean all returns, reports, estimates, schedules, declarations, information statements and documents required to be filed in connection with any taxes pursuant to the statutes, rules or regulations of any federal, state, local or foreign government taxing authority.

         IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed as of the date first above written.

ATTEST:                                   OSAGE SYSTEMS GROUP, INC.


                                          By: /s/ Jack Leadbeater
---------------------------                   -----------------------
                                              Jack Leadbeater,
                                              Chief Executive Officer


ATTEST:                                   OSAGE COMPUTER GROUP, INC.


                                          By: /s/ Jack Leadbeater
---------------------------                   ------------------------
                                              Jack Leadbeater,
                                              Chief Executive Officer


ATTEST:                                   LEVERAGED SOLUTIONS, INC.


                                          By: /s/ Michael Ehrensberger
---------------------------                   ------------------------
                                              Michael Ehrensberger,
                                              President





WITNESS:                                  SHAREHOLDERS


                                          /s/ Michael Ehrensberger
---------------------------                   ------------------------
                                              Michael Ehrensberger


WITNESS:


                                          /s/ Robert Carlson
---------------------------                   ------------------------
                                              Robert Carlson